Exhibit 99.1

Organovo Announces the Issuance of Additional Shares

in Conjunction with Warrant Exercises

San Diego, CA – March 6, 2025 – Organovo Holdings, Inc. (Nasdaq:ONVO) (“Organovo” or the “Company”), a clinical stage biotechnology company focused on developing novel treatment approaches in inflammatory bowel disease (IBD) today announced it has issued additional shares in conjunction with warrant exercises by investors and at-the-market stock sales. An additional 2,967,144 shares of common stock of the Company have been issued. The shares of common stock issuable upon exercise of the outstanding warrants were registered pursuant to a registration statements that was declared effective on May 8, 2024. The aggregate gross proceeds from the exercise of the existing warrants and at-the-market stock sales are expected to total approximately $2.3 million, before deducting financial advisory fees and commissions. After giving effect to the issuance of these additional shares, the Company has 20,421,617 shares of outstanding common stock.

About Organovo

Organovo is a clinical stage biotechnology company that is developing drugs that are demonstrated to be effective in three-dimensional (3D) human tissues as candidates for drug development. The company has proprietary technology used to build 3D human tissues that mimic key aspects of native human tissue composition, architecture, function, and disease. For more information visit Organovo's website at www.organovo.com.

Forward Looking Statements

Any statements contained in this press release that do not describe historical facts constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Any forward-looking statements contained herein are based on current expectations but are subject to a number of risks and uncertainties. These risks and uncertainties and other factors are identified and described in more detail in the Company’s filings with the SEC, including its Annual Report on Form 10-K filed with the SEC on May 31, 2024, as such risk factors are updated in its most recently filed Quarterly Report on Form 10-Q filed with the SEC on February 19, 2025. You should not place undue reliance on these forward-looking statements, which speak only as of the date that they were made. These cautionary statements should be considered with any written or oral forward-looking statements that the Company may issue in the future. Except as required by applicable law, including the securities laws of the United States, the Company does not intend to update any of the forward-looking statements to conform these statements to reflect actual results, later events, or circumstances or to reflect the occurrence of unanticipated events.

Contact

CORE IR
pr@coreir.com

Source: Organovo, Inc.